UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2023

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Liberty Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 719-4312

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, $0.0001 par value per share	APRN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement with Wonder Group, Inc.

On September 28, 2023, Blue Apron Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Wonder Group, Inc., a Delaware corporation (“Parent”), and Basil Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). The Merger Agreement provides for the acquisition of the Company by Parent through a cash tender offer (the “Offer”) by Purchaser for all of the Company’s issued and outstanding shares of the Class A common stock, par value $0.0001 per share (the “Common Stock”) at a price of $13.00 per share of Common Stock, net to the stockholder in cash, without interest and less any applicable tax withholding (the “Offer Price”).

The board of directors of the Company (the “Company Board”) unanimously has (i) determined and declared that it is in the best interests of the Company and its stockholders that the Company enter into the Merger Agreement and consummate the Merger (as defined in the Merger Agreement) and that the Company’s stockholders accept the Offer and tender their shares of Common Stock pursuant to the Offer, in each case on the terms and subject to the conditions set forth in the Merger Agreement; (ii) approved and declared the advisability of the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement; (iii) declared that the terms of the Offer and the Merger are fair to the Company and its stockholders; and (iv) resolved to recommend that the Company’s stockholders accept the Offer and tender their shares of Common Stock pursuant to the Offer.

Under the Merger Agreement, Purchaser is required, as soon as practicable, and in any event within ten (10) business days after the date of the Merger Agreement, to commence (within the meaning of Rule 14d-2 under the Exchange Act of 1934, as amended (the “Exchange Act”)) the Offer to purchase any and all outstanding shares of Common Stock for a price per share of Common Stock equal to the Offer Price. The Offer shall initially remain open for twenty (20) business days, subject to possible extension on the terms set forth in the Merger Agreement. The parties currently expect the Offer and the Merger to be completed in the fourth quarter of 2023.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of Common Stock, other than (i) shares of Common Stock held by the Company, Parent, Purchaser, or any wholly-owned subsidiary of Parent (other than Purchaser) or any wholly-owned subsidiary of the Company, (ii) irrevocably accepted for purchase in the Offer by the Purchaser or (iii) shares of Common Stock that are held by stockholders who are entitled to and properly demand appraisal for such shares of Common Stock in accordance with Section 262 of the Delaware General Corporation Law (the “DGCL”) will be automatically converted into the right to receive the Offer Price from Purchaser (the “Merger Consideration”).

Pursuant to the Merger Agreement: (a) as of immediately prior to the Effective Time, each then-outstanding and unexercised option to purchase shares of Common Stock (each, a “Company Stock Option”) shall vest (to the extent unvested) in full and automatically be cancelled and converted into the right to receive from the Company following the Merger an amount of cash equal to the product of (i) the total number of shares of Common Stock then underlying such Company Stock Option multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Stock Option, without any interest thereon. In the event that the exercise price of any such Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall be cancelled, without any consideration being payable in respect thereof, and have no further force or effect; (b) as of immediately prior to the Effective Time, (i) each restricted stock unit with respect to shares of Common Stock which vests solely on the continued performance of services (each, a “Company RSU”) that is then outstanding shall vest in full (to the extent unvested), and (ii) (A) each such vested Company RSU and (B) each restricted stock unit with respect to any shares of Common Stock which vests based on the achievement of one or more performance metrics and the continued performance of service (each, a “Company PSU”) that is then outstanding and vested (including any such Company PSU that becomes vested as a result of any applicable performance-vesting condition becoming satisfied in connection with the Merger) shall, in each case, automatically be cancelled and converted into the right to receive from the Company following the Merger an amount of cash equal to the product of (1) the total number of shares of Common Stock then underlying such vested Company RSU or vested Company PSU, as applicable, multiplied by (2) the Merger Consideration. Any Company PSU that is not vested (and does not become vested in connection with the Merger) as of immediately prior to the Effective Time shall be cancelled, without any consideration being payable in respect thereof, and have no further force or effect; and (c) as of immediately prior to the Acceptance Time, each warrant to purchase shares of Common Stock issued by the Company (each, a “Company Warrant”) listed on Schedule 2.8(g) of the Company’s disclosure schedule to the Merger Agreement that is then-outstanding (other than that certain Class A Common Stock Purchase Warrant issued by the Company to FreshRealm, Inc. (“FreshRealm” and, such warrant, the “Supplier Warrant”), which shall be exercised for shares of Class A Common Stock prior to the commencement of the tender offer pursuant to the Tender and Support Agreement described below) and unexercised shall automatically, in accordance with such specified Company Warrant’s terms and with no further action by the Company or the holder thereof, automatically terminate and be cancelled and of no further force or effect and for no consideration.

Purchaser’s obligation to accept shares of Common Stock tendered in the Offer is subject to customary closing conditions, including (i) that, immediately prior to the expiration of the Offer, the number of shares of Common Stock validly tendered and not validly withdrawn (excluding shares tendered pursuant to guaranteed delivery procedures that have not yet been “received,” as such term is defined by Section 251(h)(6)(f) of the DGCL), together with any shares of Common Stock owned by Purchaser, Parent or any wholly-owned subsidiary of Parent, does not equal at least one share more than one-half of all shares of Common Stock then outstanding; (ii) the accuracy of the representations and warranties of the Company contained in the Merger Agreement, subject to customary thresholds and exceptions; (iii) the Company’s compliance with, and performance of, in all material respects its covenants and agreements contained in the Merger Agreement; (iv) since the date of the Merger Agreement, the absence of a Company Material Adverse Effect (as defined in the Merger Agreement); and (v) the other customary conditions set forth in Annex I to the Merger Agreement.

Following the completion of the Offer, and subject to the terms and conditions of the Merger Agreement, Purchaser will merge with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Parent, pursuant to the procedure provided for under Section 251(h) of the DGCL, without any stockholder approvals. The Merger will be effected as soon as practicable following the time of acceptance for purchase by Purchaser of shares of Common Stock validly tendered (and not validly withdrawn) pursuant to the Offer (the “Acceptance Time”).

The Merger Agreement contains customary representations and warranties from both the Company, on the one hand, and Parent and Purchaser, on the other hand. The Company has agreed, among other things, to use commercially reasonable efforts to operate its business in the ordinary course until the Acceptance Time and to not engage in specific types of transactions during such period. The Company has also agreed to customary non-solicitation restrictions, including not to solicit or initiate alternative acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding acquisition proposals, or change the recommendation of the Company Board to the Company’s stockholders regarding the Offer, in each case except in certain circumstances as permitted by the Merger Agreement.

The Merger Agreement contains customary termination rights for both Parent and Purchaser, on the one hand, and the Company, on the other hand, including, among others, for failure to consummate the Offer on or before February 28, 2024. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement (including under specified circumstances in connection with the Company’s entry into an agreement with respect to a Superior Proposal or the Company Board’s change of recommendation in favor of the Offer), the Company will be required to pay Parent a termination fee of $3,100,000. The parties to the Merger Agreement are also entitled to specifically enforce the terms and provisions of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Purchaser or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company, on the one hand, and Parent and Purchaser, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Merger Agreement, including information in confidential disclosure schedules delivered in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Parent and Purchaser, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Parent, Purchaser or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Tender and Support Agreement

On September 28, 2023, and in connection with execution of the Merger Agreement, Parent and Purchaser entered into a Tender and Support Agreement (the “Support Agreement”) with FreshRealm, who beneficially owns approximately 16.5% of the outstanding shares of Common Stock as of September 27, 2023. Pursuant to the Support Agreement, FreshRealm has agreed, among other things, (i) to tender all of the shares of Common Stock held by FreshRealm (the “Subject Shares”) in the Offer following exercise of the Supplier Warrant in accordance with the terms of the Support Agreement, subject to certain exemptions (including the termination of the Merger Agreement), (ii) to vote against, among other things, other proposals to acquire the Company, and (iii) to certain other restrictions on its ability to take actions with respect to the Company and its shares of Common Stock.

The Support Agreement has been included to provide information regarding its terms. It is not intended to modify or supplement any factual disclosures about FreshRealm or the Company, Parent or Purchaser in any public reports filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company, Parent or Purchaser.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the of the Support Agreement, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On September 29, 2023, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

*****

Additional Information and Where to Find It

The tender offer referenced in this Current Report on Form 8-K has not yet commenced. This filing is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Parent and Purchaser will file with the SEC upon commencement of the tender offer. The solicitation and offer to buy outstanding shares of Common Stock will only be made pursuant to the tender offer materials that Parent and Purchaser intend to file with the SEC. At the time the tender offer is commenced, Parent will file a tender offer statement on Schedule TO with the SEC, and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE COMPANY’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO CAREFULLY READ THE TENDER OFFER MATERIALS, INCLUDING THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES THERETO. The tender offer materials (including the offer to purchase and related letter of transmittal), as well as the solicitation/recommendation statement will be mailed to the Company’s stockholders free of charge. Investors and stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available) at the SEC’s web site at www.sec.gov, by contacting the Company’s Investor Relations either by telephone at (347) 719-4312 or e-mail at investor.relations@blueapron.com or on the Company’s website at www.investors.blueapron.com. The information contained in, or that can be accessed through, the Company’s website is not a part of, or incorporated by reference herein. In addition to an offer to purchase, a related letter of transmittal and certain other tender offer documents, as well as the solicitation/recommendation statement, the Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by the Company with the SEC for free on the SEC’s website at www.sec.gov.

Forward-Looking Statements

This Current Report on Form 8-K includes statements concerning the Company and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," “will,” "should," “would,” "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms or other similar expressions. The forward-looking statements in this Current Report on Form 8-K are only predictions. The Company has based these forward-looking statements largely on its current expectations and projections about future events and trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and are subject to a number of risks, uncertainties and assumptions including, without limitation, uncertainties as to the timing of the tender offer and the completion of the proposed acquisition of the Company; the risk that the proposed acquisition may not be completed in a timely manner or at all; the possibility that competing offers or acquisition proposals for the Company will be made; uncertainty regarding how many of the Company’s stockholders will tender their shares in the tender offer; the possibility that any or all of the various conditions to the consummation of the tender offer, or the various closing conditions to the proposed acquisition may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities; the possibility of business disruptions due to transaction-related uncertainty; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effects of the proposed acquisition (or the announcement thereof) on the trading price of the Company’s common stock; relationships with associates, customers, other business partners and key third parties, or governmental entities; transaction costs; risks that the proposed acquisition disrupts current plans and operations of the Company or adversely affects employee retention; the risk that stockholder litigation in connection with the proposed acquisition may result in significant costs of defense, indemnification and liability, or present risks to the timing or certainty of the closing of the transaction; the risk that the proposed acquisition of the Company will divert management’s attention from ongoing business operations; changes in the Company’s businesses during the period between announcement and closing of the proposed acquisition; and other risks and uncertainties including those identified under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each of which is filed with the SEC and available at www.sec.gov, and other filings that the Company may make with the SEC in the future, including the Schedule TO and related tender offer documents to be filed by Parent and the Schedule 14D-9 to be filed by the Company. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected or anticipated in these forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by the Company in this Current Report on Form 8-speaks only as of the date hereof. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of September 28, 2023, by and among Blue Apron Holdings, Inc., Wonder Group, Inc. and Basil Merger Corporation

2.2	Tender and Support Agreement, dated as of September 28, 2023, by and among Blue Apron Holdings, Inc., Wonder Group, Inc., Basil Merger Corporation and FreshRealm, Inc.

99.1	Form of Joint Press Release, dated September 29, 2023, issued by Blue Apron Holdings, Inc. and Wonder Group, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or similar attachment to Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: September 29, 2023	By:	/s/ Linda Findley
Name: Linda Findley
Title: President and Chief Executive Officer